Exhibit 5.1

Suite 900 607 14th St., NW Washington DC 20005-2018 t 202 508 5800 f 202 508 5858 www.KilpatrickTownsend.com

April 1, 2020

Sandy Spring Bancorp, Inc.

17801 Georgia Avenue

Olney, Maryland 20832

Re:	Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Sandy Spring Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the filing on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Post-Effective Amendment No. 1 on Form S-8 (the “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-235279) filed by the Company with the Commission on November 26, 2019 (the “Initial Registration Statement”), as amended by Amendment No. 1 to the Initial Registration Statement filed by the Company with the Commission on December 26, 2019 (“Amendment No. 1” and, together with the Initial Registration Statement, the “Amended Registration Statement” and, together with the Amendment, the “Registration Statement”), which Amended Registration Statement was declared effective by the Commission at 3:00 p.m. on December 30, 2019. The Amendment relates to the 395,313 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), that were registered on the Amended Registration Statement and that are issuable under (i) the Revere Bank 2013 Equity Compensation Plan; (ii) the Revere Bank 2008 Equity Compensation Plan and (iii) the Blue Ridge Bank 2008 Stock Option Plan (collectively, the “Plans” and each, a “Plan”) to employees or directors of Revere Bank (“Revere”) who are to continue as employees or directors of the Company immediately following the consummation on April 1, 2020 of the merger (the “Merger”) of Revere with and into Sandy Spring Bank, pursuant to that certain Agreement and Plan of Merger, dated as of September 23, 2019 (the “Merger Agreement”), by and among the Company, Sandy Spring Bank and Revere. Upon consummation of the Merger, the options, whether vested or unvested, to purchase shares of the common stock, par value $5.00 per share, of Revere that were issued and outstanding immediately prior to the effective time of such merger (the “Revere Options”) were automatically converted into options to purchase the Shares from the Company according to a formula prescribed by the Merger Agreement and described in the Amendment.

We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

Board of Directors

Sandy Spring Bancorp, Inc.

April 1, 2020

Based on the foregoing, and limited in all respects to Maryland law, it is our opinion that the Shares have been duly authorized and that, when such Shares have been issued in accordance with the terms and conditions of the applicable Plan and the applicable award agreement for each Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ Edward G. Olifer
Edward G. Olifer, a Partner